EXHIBIT 9(b)

                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                          NEW YORK, NEW YORK 10048-0557

                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599

                                                            June 29 , 1999


Merrill Lynch Healthcare Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

We consent to the filing in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A (File Nos. 2-80150 and 811-3595) of our opinion dated January 17, 1983 filed on January 18, 1983 as an Exhibit to Pre-Effective Amendment No. 1 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                                            Very truly yours,


                                                            /s/ BROWN & WOOD LLP